Exhibit 10.1

AMENDMENT NO. 2 TO FIRST AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 TO FIRST AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”) is dated as of May 26, 2022, and is made by and among AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation (“ALS”), UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation (“UES”), ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company (“Alloys”), AKERS NATIONAL ROLL COMPANY, a Delaware corporation (“National Roll”), AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden with registration number 556031-8080 (“Akers Sweden”), AKERS AB, a company duly incorporated and organized under the laws of Sweden with registration number 556153-4792 (“Akers AB”) (Akers Sweden and Akers AB are, each a “Swedish Borrower” and collectively, the “Swedish Borrowers”), and UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales with registered company number 00162966 (the “UK Borrower”) (ALS, UES, Alloys, National Roll, the Swedish Borrowers, and the UK Borrower and each Person joined as a borrower from time to time, are collectively, the “Borrowers”, and each a “Borrower”), the Guarantors (as defined in the Existing Agreement (as hereinafter defined)), the Lenders (as defined in the Existing Agreement) and PNC BANK, NATIONAL ASSOCIATION, in its capacity as the Agent (in such capacity, the “Agent”) under the Agreement (as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent are parties to that certain First Amended and Restated Revolving Credit and Security Agreement, dated as of June 29, 2021, as amended by that certain Amendment No. 1 to First Amended and Restated Revolving Credit and Security Agreement, dated as of December 17, 2021, by and among the Borrowers, the Guarantors, the Lenders and the Agent (as further amended, supplemented, modified or restated prior to the date hereof, the “Existing Agreement”, and as amended hereby and as may be further amended, supplemented, modified or restated from time to time, the “Agreement”); and

WHEREAS, the Borrowers desire to amend certain provisions of the Agreement and the Lenders and the Agent agree to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Incorporation of Recitals. The foregoing recitals are incorporated herein by reference as if fully set forth herein.

2. Section 1.2 of the Agreement is hereby amended by adding, as new definitions in their proper alphabetical order, the following:

“Liquidity Event” shall mean, any of the following: (i) any incurrence by any Loan Party of Indebtedness (other than Obligations) (a) incurred for Capitalized Lease Obligations and/or (b) secured by Permitted Encumbrances under clause (g) of the definition thereof; or (ii) the issuance of any Equity Interests by any Loan Party.

“Second Amendment Closing Date” shall mean May 26, 2022.

3. Section 1.2 of the Agreement is hereby amended by deleting the following definitions in their entirety and inserting in their stead the following:

“Swedish Availability Conditions” shall mean, singularly or collectively, as the context may require: (i) Agent shall have received each of the executed Swedish Security Documents; (ii) Swedish Borrowers, as applicable, shall have opened the applicable Depository Account(s) with Agent or Agent shall have received duly executed agreements establishing the Blocked Account(s) with Nordea Bank Abp (Swedish Branch) or such other financial institution(s) acceptable to Agent for the collection or servicing of the applicable Receivables of the Swedish Borrowers, as applicable, and proceeds of the applicable Collateral of the Swedish Borrowers, as applicable, and Agent shall have entered into control agreement(s) with Nordea Bank Abp (Sweden Branch) or such other applicable financial institutions in form and substance satisfactory to Agent with respect to such Blocked Accounts; (iii) each document required by this Agreement, any Swedish Security Document, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the applicable Collateral of the Swedish Borrowers, as applicable, shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; (iv) Agent shall have received the executed supplemental legal opinion of Wistrand Advokatbyrå with respect to the Swedish Borrowers which shall cover such matters incident to the transactions contemplated by the Swedish Security Documents, and related agreements as Agent may reasonably require; (v) Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Agent, of the Receivables, Inventory, General Intangibles and equipment of the Swedish Borrowers and all books and records in connection therewith; (vi)

Agent shall have received any and all Consents reasonably necessary to permit the effectuation of the transactions contemplated by the Swedish Security Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the applicable Collateral of the Swedish Borrowers, as applicable, as Agent and its counsel shall deem necessary.

“Swedish Security Documents” shall mean each of the (i) Pledge Agreement regarding Floating Charge Certificates in the aggregate amount of SEK 68,500,000.00, granted by Akers Sweden to the Agent for the benefit of the Lenders; (ii) Pledge Agreement regarding Floating Charge Certificates in the aggregate amount of SEK 415,500,000.00, granted by Akers to the Agent for the benefit of the Lenders; (iii) Pledge Agreement regarding Receivables, granted by Akers to the Agent for the benefit of the Lenders; and (iv) Pledge Agreement regarding Accounts, granted by Akers to the Agent for the benefit of the Lenders.

“Swedish Sublimit” shall mean a Dollar Equivalent amount equal to, in each case of the foregoing, subject to the effect of any Liquidity Event as set forth in the last proviso to this definition: (i) during the period commencing on the Second Amendment Closing Date, through and including October 31, 2022, Fifteen Million and 00/100 Dollars ($15,000,000.00); (ii) during the period commencing on November 1, 2022, through and including November 30, 2022, Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00); (iii) during the period commencing on December 1, 2022, through and including December 31, 2022, Ten Million and 00/100 Dollars ($10,000,000.00); and (iv) on January 1, 2023 and at all times thereafter, Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00); provided that such amount may, at the option of the Borrowers, be increased proportionately with any increase in the Maximum Revolving Advance Amount in accordance with Section 2.24 or decreased proportionately with any permanent reduction in the Maximum Revolving Advance Amount in accordance with Section 2.2(f); and provided, further, notwithstanding the foregoing to the contrary, upon the occurrence of any Liquidity Event, the then-applicable Swedish Sublimit shall be reduced to an amount equal to the greater of (y) the difference of the then-applicable Swedish Sublimit minus the amount of such Liquidity Event or (z) Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000.00).

4. Clause (f) of the definition of Eligible Swedish Receivables contained in Section 1.2 of the Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(f) the sale is to a Customer outside Sweden, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion; provided, however, Receivables that, but for compliance with this subsection (f), are otherwise Eligible Swedish Receivables, due and payable by Designated Customers or Eligible Swedish Insured Foreign Receivables shall be deemed to be Eligible Swedish Receivables to the extent that the Dollar Equivalent amount of any such Receivables does not exceed, in each case of the foregoing, subject to the effect of any Liquidity Event as set forth in the proviso to this clause (f): (i) during the period commencing on the Second Amendment Closing Date, through and including October 31, 2022, Ten Million and 00/100 Dollars ($10,000,000.00); (ii) during the period commencing on November 1, 2022, through and including November 30, 2022, Nine Million and 00/100 Dollars ($9,000,000.00); (iii) during the period commencing on December 1, 2022, through and including December 31, 2022, Seven Million and 00/100 Dollars ($7,000,000.00); and (iv) on January 1, 2023 and at all times thereafter, Five Million and 00/100 Dollars ($5,000,000.00), singularly or in the aggregate, at any time; provided, notwithstanding the foregoing to the contrary, upon the occurrence of any Liquidity Event, the then-applicable limit on such Receivables under this clause (f) shall be reduced to an amount equal to the greater of (y) the difference of the then-applicable limit minus the amount of such Liquidity Event or (z) Five Million and 00/100 Dollars ($5,000,000.00);

5. Section 2.1(a)(y)(C)(ii) of the Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(ii) the least of (A) up to seventy-five percent (75%) of the value of the Eligible Swedish Inventory (the “Swedish Inventory Advance Rate”), (B) up to eighty-five (85%) of the appraised net orderly liquidation value of Eligible Swedish Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its sole discretion exercised in good faith) (the “Swedish Inventory NOLV Advance Rate”), or (C), in each case of the foregoing, subject to the effect of any Liquidity Event as set forth in the proviso to this Section 2.1(a)(y)(C)(ii): (1) during the period commencing on the Second Amendment Closing Date, through and including October 31, 2022, the lesser of (a) the Dollar Equivalent amount secured by the applicable Pledge Agreement regarding Floating Charge Certificates or (b) Ten Million and 00/100 Dollars ($10,000,000.00); (2) during the period commencing on November 1, 2022, through and including November 30, 2022, the lesser of (a) the Dollar Equivalent amount secured by the applicable Pledge Agreement regarding Floating Charge Certificates or (b) Nine

Million and 00/100 Dollars ($9,000,000.00); (3) during the period commencing on December 1, 2022, through and including December 31, 2022, the lesser of (a) the Dollar Equivalent amount secured by the applicable Pledge Agreement regarding Floating Charge Certificates or (b) Seven Million and 00/100 Dollars ($7,000,000.00); and (4) on January 1, 2023 and at all times thereafter, the lesser of (a) the Dollar Equivalent amount secured by the applicable Pledge Agreement regarding Floating Charge Certificates or (b) Five Million and 00/100 Dollars ($5,000,000.00); provided, notwithstanding the foregoing to the contrary, upon the occurrence of any Liquidity Event, the then-applicable limit on such Eligible Swedish Inventory under this Section 2.1(a)(y)(C)(ii) shall be reduced to an amount equal to the greater of (y) the difference of the then-applicable limit minus the amount of such Liquidity Event or (z) the lesser of (a) the Dollar Equivalent amount secured by the applicable Pledge Agreement regarding Floating Charge Certificates or (b) Five Million and 00/100 Dollars ($5,000,000.00), minus

6. The provisions of Sections 2 through 5 of this Amendment shall not become effective until the Agent shall have received:

(a)	this Amendment, duly executed by the Borrowers, the Guarantors, the Lenders and the Agent;

(b)	the documents and conditions listed in the Preliminary Closing Agenda attached hereto and made a part hereof as Exhibit A;

(c)

payment of (a) an amendment fee in the amount of $50,000.00 for the ratable share of the Lenders, which fee is fully-earned and non-refundable as of the Second Amendment Closing Date and (b) all fees and expenses owed to the Agent, and the Agent’s counsel in connection with this Amendment and the Agreement (including, without limitation, any such fees and expenses payable pursuant to any fee letter entered into between the Borrowers and the Agent in connection herewith); and

(d)	such other documents in connection with such transactions as the Agent or said counsel may reasonably request

7. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

8. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which secured the Obligations immediately prior to the entering into of this Amendment, continues to secure the Obligations, as amended from time to time, including, without limitation, by way of this Amendment.

9. Each Loan Party represents and warrants to the Agent and each of the Lenders as follows: (i) such Loan Party has the full power to enter into, execute, deliver and carry out this Amendment and all such actions have been duly authorized by all necessary proceedings on its part, (ii) neither the execution and delivery of this Amendment by such Loan Party nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by any of them will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the certificate or articles of incorporation, bylaws or other organizational documents of such Loan Party or (b) any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which such Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party, and (iii) this Amendment has been duly and validly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of this Amendment may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance and general concepts of equity.

10. To induce the Agent and the Lenders to enter into this Amendment, each Loan Party hereby releases, acquits and forever discharges the Agent and the Lenders, and all officers, directors, agents, employees, successors and assigns of the Agent and the Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Loan Party now has or ever had against the Agent and the Lenders arising under or in connection with the Agreement or any of the Other Documents or otherwise, in each case arising prior to the date hereof. Each Loan Party represents and warrants to the Agent and the Lenders that such Loan Party has not transferred or assigned to any Person any such claim that such Loan Party ever had or claimed to have against the Agent and the Lenders

11. Each Loan Party represents and warrants that (i) no Default or Event of Default exists under the Existing Agreement and no Material Adverse Change has occurred since December 31, 2021, nor will any occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof or any transaction completed hereby, and (ii) the schedules attached to and made a part of the Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Existing Agreement or pursuant to this Amendment.

12. No provision of the Existing Agreement or any Other Document is amended or waived in any way other than as provided herein. Except as set forth expressly herein, all terms of the Existing Agreement and the Other Documents shall be and remain in full force and effect and are hereby ratified and confirmed, and shall constitute the legal, valid, binding, and enforceable obligations of the parties thereto. As of the date hereof, each reference in the Existing Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the Other Documents to the Existing Agreement (including, without limitation, by means of words like “thereunder,” “thereof”, “therein” and words of like import), shall mean and be a reference to the Existing Agreement as amended by this Amendment. This Amendment constitutes an Other Document.

13. The Borrowers and each Guarantor expressly acknowledge and agree that there has not been, and this Amendment does not constitute or establish, a novation with respect to the Existing Agreement or any of the Other Documents, or a mutual departure from the strict terms, provisions, and conditions thereof other than with respect to the amendments in Section 3 of this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agent or the Lenders under the Agreement or any Other Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Agreement or any Other Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Agreement or any Other Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Existing Agreement specifically referred to herein. Nothing expressed or implied in this Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Borrower or any Guarantor under the Agreement or any Other Document from any of its obligations and liabilities thereunder.

14. (a) This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

(b) The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. The parties hereto agree that this Amendment may, at the Agent’s option, be in the form of an electronic record and may be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Agent of a manually signed paper signature page which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

15. Section headings used in this Amendment are for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

16. The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

17. Borrowers will pay on demand all out-of-pocket fees, costs, and expenses of Agent, including but not limited to the fees and expenses of outside counsel, in connection with the preparation, execution, and delivery of this Amendment.

18. The terms of the Existing Agreement relating to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWERS:

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation By: /s/ J. Brett McBrayer (SEAL) Name: J. Brett McBrayer Title: Chairman

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation By: /s/ J. Brett McBrayer (SEAL) Name: J. Brett McBrayer Title: Chairman

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company By: /s/ Samuel C. Lyon (SEAL) Name: Samuel C. Lyon Title: President

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	AKERS NATIONAL ROLL COMPANY, a Delaware corporation By: /s/ Samuel C. Lyon (SEAL) Name: Samuel C. Lyon Title: President

BORROWERS (continued):

WITNESS/ATTEST: By: /s/ Maria Evholt Name: Maria Evholt Title: Accountant	AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden By: /s/ Jörgen Hedström (SEAL) Name: Jörgen Hedström Title: Managing Director

WITNESS/ATTEST: By: /s/ Maria Evholt Name: Maria Evholt Title: Accountant	AKERS AB, a company duly incorporated and organized under the laws of Sweden By: /s/ Jörgen Hedström (SEAL) Name: Jörgen Hedström Title: Managing Director

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales By: /s/ J. Brett McBrayer (SEAL) Name: J. Brett McBrayer Title: Chairman

GUARANTORS:

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	AMPCO-PITTSBURGH SECURITIES V LLC, a Delaware limited liability company By: /s/ J. Brett McBrayer (SEAL) Name: J. Brett McBrayer Title: Chairman

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	AMPCO-PITTSBURGH SECURITIES V INVESTMENT CORPORATION, a Delaware corporation By: /s/ J. Brett McBrayer (SEAL) Name: J. Brett McBrayer Title: Chairman

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	AMPCO UES SUB, INC., a Delaware corporation By: /s/ J. Brett McBrayer (SEAL) Name: J. Brett McBrayer Title: Chairman

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	AMPCO-PITTSBURGH CORPORATION, a Pennsylvania corporation By: /s/ J. Brett McBrayer (SEAL) Name: J. Brett McBrayer Title: Chief Executive Officer

WITNESS/ATTEST:	GUARANTORS (continued): THE DAVY ROLL COMPANY LIMITED, a limited liability company organized under the laws of England and Wales
By: /s/ Graeme Bradford Name: Graeme Bradford Title: UES UK Finance Director	By: /s/ William Garrett (SEAL) Name: William Garrett Title: Director

WITNESS/ATTEST: By: /s/ Melanie L. Sprowson Name: Melanie L. Sprowson Title: Corporate Secretary	ROLLS TECHNOLOGY INC., a Delaware corporation By: /s/ Samuel C. Lyon (SEAL) Name: Samuel C. Lyon Title: President

PNC BANK, NATIONAL ASSOCIATION, individually and as Agent

By:	/s/ David Thayer
Name:
Title:

FIRST NATIONAL BANK OF PENNSYLVANIA, as a Lender

By:	/s/ Angèle Stoebener
Name:	Angèle Stoebener
Title: Vice President

M&T BANK, as a Lender

By:	/s/ Robert J. Tiskus
Name:	Robert J. Tiskus
Title: Vice President

EXHIBIT A

PRELIMINARY CLOSING AGENDA

[Omitted]

A-1